FOURTH AMENDMENT TO
EMPLOYMENT, CONFIDENTIALITY AND NON-COMPETE AGREEMENT

This Fourth Amendment to Employment, Confidentiality and Non-Compete Agreement (this “Amendment”), dated as of August 1, 2019 (“Amendment Date”), is by and between Elevate Credit Service, LLC, a Delaware limited liability company (“Employer”) and Chris Lutes (“Employee”).

Recitals

WHEREAS, the parties entered into that certain Employment, Confidentiality and Non-Compete Agreement, dated as of January 5, 2015, which was amended by that certain First Amendment to Employment, Confidentiality and Non-Compete Agreement, dated as of December 11, 2015, further amended by that certain Second Amendment to Employment, Confidentiality and Non-Compete Agreement, dated as of March 1, 2017, and further amended by that certain Third Amendment to Employment, Confidentiality and Non-Compete Agreement, dated as of January 24, 2019 (collectively, the “Original Agreement”); and

WHEREAS, as a result of Employee assuming additional executive responsibilities following the resignation of Kenneth E. Rees as President and Chief Executive Officer of Employer, the parties mutually desire to further amend the Agreement as set forth in this Amendment.

NOW, THEREFORE, in consideration of the foregoing and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows.

Agreement

1.
Definitions. Capitalized terms used but not defined in this Amendment shall have the respective definitions given to such terms in the Original Agreement. The Agreement shall mean the Original Agreement as amended by this Amendment.

2.	Compensation. The following new Section 2.3.5 is hereby added to the Agreement, which shall provide as follows:

“2.3.5
Interim Compensation. During such time that Jason Harvison is serving as Employer's Interim Chief Executive Officer and Interim President, Employer shall pay Employee an additional Five Thousand Dollars ($5,000) per month, less applicable taxes and withholdings, payable on the last payroll date of each month."

3.
Entire Agreement. The Original Agreement, as amended by this Amendment, constitutes the entire understanding and agreement among the parties regarding the subject matter hereof. Except as specifically amended by this Amendment, the Original Agreement is ratified and confirmed in all respects.

4.
Signatures. This Amendment may be executed in any number of counterparts, each of which shall be enforceable against the parties that execute such counterparts, and all of which together shall constitute one instrument. Signatures received by facsimile, PDF file or other electronic format shall be deemed to be original signatures.

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IN WITNESS WHEREOF, in accordance with Section 8 of the Original Agreement, the undersigned have executed this Amendment on the Amendment Date.

ELEVATE CREDIT SERVICE, LLC _/s/ Jason Harvison________________________ Name: Jason Harvison Title: Interim Chief Executive Officer	CHRIS LUTES _/s/ Chris Lutes___________________________ Name: Chris Lutes

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